Exhibit 99.2

▼    DETACH PROXY CARD HERE    ▼

LANDMARK NATIONAL BANK

Proxy for the Annual Meeting of Shareholders
To be Held June 21, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders (the “Meeting”), Joint Proxy Statement/Prospectus and Annual Report for the year ended December 31, 2006, and hereby appoints Vincent E. Benstead and Christopher Weil, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Annual Meeting of Shareholders of Landmark National Bank (the “Bank”), to be held at the Bank’s branch office located at 937 Lomas Santa Fe Drive, Solana Beach, California 92075, on Thursday, June 21, 2007 at 5:30 p.m. local time, and at any and all adjournments or continuations thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, THE APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND MERGER BY AND AMONG 1ST PACIFIC BANCORP, 1ST PACIFIC BANK OF CALIFORNIA AND LANDMARK NATIONAL BANK AND THE TRANSACTIONS RELATED THERETO, AND “FOR” PROPOSAL 2, THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO OTHER INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSALS 1, AND 2.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE AND RETURN TO THE BANK

▼     FOLD AND DETACH HERE    ▼

1. AGREEMENT AND PLAN OF REORGANIZATION AND MERGER BY AND AMONG 1ST PACIFIC BANCORP, 1ST PACIFIC BANK OF CALIFORNIA AND LANDMARK NATIONAL BANK.  To approve the principal terms of the merger of Landmark National Bank with and into 1st Pacific Bank of California pursuant to, the Agreement and Plan of Reorganization and Merger, dated as of February 22, 2007, by and among 1st Pacific Bancorp, 1st Pacific Bank of California and Landmark National Bank, and the transactions related thereto.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. ELECTION OF DIRECTORS.  To elect the following named persons as directors of the Bank to serve until the 2008 Annual Meeting of Stockholders and until their respective successors are elected and qualified: (1) Vincent E. Benstead, (2) Ronald J. Carlson, (3) Martin C. Dickinson, (4) Orrin L. Gabsch, (5) David B. Goodell, (6) F.J. “Rick” Mandelbaum, (7) Christopher S. McKellar, (8) Edward J. Osuna, (9) Marshal A. Scarr, (10) James J. Schmid, (11) Larry G. Showley, (12) Anne C. Taubman, (13) Christopher Weil and (15) Thomas W. Wermers

☐  FOR all nominees listed above (except as indicated to the contrary below)

☐  WITHHOLD AUTHORITY (do not vote for any nominee listed above)

To withhold authority to vote for one or more individual nominees, print the name of the nominees you do not wish to vote for in the space below:

DO NOT VOTE FOR:

3. OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting at any and all adjournments or continuations thereof.  The Board of Directors at present knows of no other business to be presented by or on behalf of the Bank or the Board of Directors at the Meeting.

I/(WE) WILL ☐	WILL NOT ☐ ATTEND THE MEETING IN PERSON

When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint owners must sign.

Dated:	, 2007

Signature

Signature (if shares held jointly or if more than one trustee)